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                                                                   Exhibit 10.10




                           ART TECHNOLOGY GROUP, INC.


                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT






                                DECEMBER 23, 1996





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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
 1.      Authorization and Sale of Shares                                  1

 2.      The Closing                                                       1

 3.      Representations of the Company                                    2

 4.      Representations of the Purchasers                                 7

 5.      Conditions to the Obligations of the Purchasers                   8

 6.      Conditions to the Obligations of the Company                      9

 7.      Covenants                                                        10

 8.      Transfer of Shares                                               11

 9.      Miscellaneous                                                    13



                             SCHEDULES AND EXHIBITS

Exhibit A         Terms of Series B Preferred Stock

Exhibit B         Form of Warrant

Exhibit C         Disclosure Schedule

Exhibit D         Form of Stockholders Agreement

Exhibit E         Form of Opinion of Hale and Dorr


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                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Series B Preferred Stock Purchase Agreement dated as of December 23, 1996, is entered into by and among Art Technology Group, Inc., a Massachusetts corporation (the "Company") and SOFTBANK Ventures, Inc., a Japanese corporation (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1        AUTHORIZATION AND SALE OF SHARES.

1.1 AUTHORIZATION. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 425,532 shares (the "Shares") of its Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred"), having the rights, restrictions, privileges and preferences set forth in EXHIBIT A hereto.

1.2 SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and issue to the Purchaser, and the Purchaser will purchase 425,532 shares for a purchase price of $7.05 per share.

1.3 SALE OF WARRANTS. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, a Performance Warrant substantially in the form attached hereto as EXHIBIT B (the "Warrant") to acquire, for $7.05 per share, up to 425,532 shares of Series B Preferred. The shares of Series B Preferred issuable upon the exercise of the Warrants are referred to herein as the "Warrant Shares".

1.4 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares and Warrants for product development and other working capital purposes.

2        THE CLOSING.

         The closing (the "Closing") of the sale and purchase of the Shares and the Warrants under this Agreement shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109 at such time, date and place as are mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser a certificate evidencing the number of Shares being purchased registered in the name of the Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check or other method acceptable to the Company, and a Warrant, registered in the name of the Purchaser. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in
         Section 5 shall not


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         have been fulfilled, the Purchaser shall, at its election, be relieved of its obligations to purchase the Shares and the Warrant at the Closing without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3        REPRESENTATIONS OF THE COMPANY.

         Subject to and except as disclosed by the Company in EXHIBIT C hereto (the "Disclosure Schedule"), the Company hereby represents and warrants to the Purchasers as follows:

3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

3.2 CAPITALIZATION. The authorized capital stock of the Company (immediately prior to the Closing) consists of 12,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 5,900,000 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value per share, 130,000 of which shares have been designated as Series A Convertible Preferred Stock (all of which are issued and outstanding and which are convertible into an aggregate of 1,300,000 shares of Common Stock), 851,064 shares have been designated as Series B Preferred (none of which are issued or outstanding) and 18,936 shares remain available for future designation. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Disclosure Schedule or as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

3.3 SUBSIDIARIES, ETC. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.


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


3.4 STOCKHOLDER LIST AND AGREEMENTS. Set forth in the Disclosure Schedule is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as provided in, or contemplated by, this Agreement, or as set forth on the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

3.5 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares and the Warrants in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and the Warrant Shares issuable upon exercise of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares and the Warrant Shares issuable upon exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

3.6 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement, the Warrants, and the Stockholders Agreement (as defined in Section 5.3 below), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement, the shares, the Warrants and the Stockholders Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement, the Warrants and the Stockholders Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Articles of Organization or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

3.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the Stockholders Agreement or the Warrants, the offer, issuance, sale and delivery of the Shares or the Warrants, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made

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         prior to and shall be effective on and as of the Closing. Based on the representations made by each of the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares and the Warrants to the Purchaser will be in compliance with applicable Federal and state securities laws.

3.8 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

3.9 TAXES. The Company has filed all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes, if any, shown thereon to be due have been timely paid with exceptions not material to the Company.

3.10 PROPERTY AND ASSETS. The Company has good title to all of its material properties and assets, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

3.11 INTELLECTUAL PROPERTY. Set forth on the Disclosure Schedule is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names and copyright registrations owned by the Company (the "Intellectual Property Rights"). The Company owns, or has the right to use, all third party technology and intellectual property necessary for the conduct of the company's business. The Company has taken all actions reasonably necessary to protect the Intellectual Property Rights. To the best of the Company's knowledge, the business conducted or proposed by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity. No other person or entity (including without limitation any prior employer of any employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other confidential information of the Company.

3.12 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser its unaudited balance sheet (the "Balance Sheet") as at June 30, 1996 (the "Balance Sheet Date") and the related statements of operations and cash flow for the six months then ended (collectively, the "financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared

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         for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

3.13 ABSENCE OF LIABILITIES. Except as disclosed in the Disclosure Schedule, the company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $50,000 whether absolute or contingent, which were not reflected on the Balance Sheet, and since the Balance Sheet Date, the company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

3.14 ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise of the Company.

3.15 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby.

3.16 EMPLOYEES. The Company's relations with its employees are good. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements, the form of which has been made available to the Purchaser for review.

3.17 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

3.18 COMPLIANCE WITH OTHER INSTRUMENTS. The company is not in violation of any term of its Articles of Organization or its Bylaws or any mortgage, indebtedness, indenture, judgment or decree to which it is a party or by which it or any of its properties is bound, and is not in violation of any material respect of any term or provision of any material contact, agreement or instrument to which it is a party or by which it or any of its properties is bound.

3.19 PERMITS. The Company has all franchises, permits, licenses and other governmental authority necessary for its business as now being conducted and believes it can obtain, without undue burden or expense, any similar authority for its business as planned to be conducted. The Company is not in default in any material respect under any such

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         franchise, permit, license or other authority.

3.20 DISCLOSURES. Neither this Agreement nor any Schedule or Exhibit hereto, nor any information furnished in writing by or on behalf of the Company to the Purchaser at or prior to the Closing, when read together, contains or will contain any untrue statement of a material fact or merits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed to the Purchaser.

4        REPRESENTATIONS OF THE PURCHASERS.

         The Purchaser represents and warrants to the Company as follows:

4.1 INVESTMENT. The Purchaser is acquiring the Shares, the Warrants, the Warrant Shares, and the shares of Common Stock into which the Shares and the Warrant Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2 AUTHORITY. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser that is a corporation, partnership or trust represents it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.3 EXPERIENCE. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser business and financial data concerning the Company any and all other written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof. Such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth and the Purchaser's investment in the Company will not cause such overall commitment to become excessive. The Purchaser has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the Purchaser's investment in the Company, and the Purchaser has no need for liquidity in this investment.

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4.4      SECURITIES LAWS. The Purchaser acknowledges that no federal or state agency has made any finding or determination as to the fairness of the terms of this offering. Neither the Shares nor the Warrants have been recommended or endorsed by any federal or state securities commission or regulatory agency nor have any of the foregoing authorities confirmed the accuracy or determined the adequacy of the materials and information provided to the Purchaser by the Company.

4.5 RISK. The Purchaser understands that an investment in the Company involves significant risks, and the Purchaser has carefully reviewed and is aware of all of the risk factors related to the purchase of the Shares and the Warrants.

4.6 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.

5        CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.

         The obligation of the Purchaser to purchase the Shares and the Warrants at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the applicable Closing:

5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

5.2 PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

5.3 STOCKHOLDERS AGREEMENT. A Stockholders Agreement among the Purchaser, the Company and certain of its stockholders, substantially in the form attached hereto as EXHIBIT D (the "Stockholders Agreement") shall have been executed and delivered by the Company and by each of the Stockholders (as defined therein).

5.4      CERTIFICATES AND DOCUMENTS. The Company shall have delivered to the
         Purchaser:

         (a) A Certificate, as of a recent date, as to the corporate good standing of the Company issued by the Secretary of State of the Commonwealth of Massachusetts;

         (b) The Articles of Organization of the Company, as amended and in effect as of the Closing Date, certified by its Clerk or Assistant Clerk as of the Closing Date;

          (c) By-laws of the Company, certified by its Clerk or Assistant Clerk as of the Closing Date; and


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         (d)     Resolutions of the Board of Directors of the Company
                 authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by its Clerk or Assistant Clerk as of the Closing Date.

5.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.6 OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from counsel to the Company an opinion addressed to the Purchaser, dated the date of the Closing, substantially in the form attached hereto as EXHIBIT E.

5.7 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6        CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to issue and sell the Shares and Warrants to a Purchaser under Section 1 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

7        COVENANTS

7.1      FINANCIAL STATEMENTS AND OTHER INFORMATION.

         The Company shall deliver to each Purchaser:

                  (a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by reputable certified public accountants selected by the Company, and prepared in accordance with generally accepted accounting principles;

                  (b) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter,


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                            and unaudited statements of income and of cash flows
                            of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter; and

                  (c) no later than 30 days prior to the beginning of each fiscal year of the Company, an annual business plan and annual operating budget of the Company.

7.2      BOARD OF DIRECTORS.

         (a) SIZE AND COMPOSITION OF BOARD. The size of the Company's Board of Directors shall not exceed seven (7) directors without the prior written consent of the holders of a majority of the then-outstanding Shares. At all times, at least one (1) director of the Company shall not be an employee of the Company.

         (b) COMPENSATION COMMITTEE. The Company shall have a compensation committee of its Board of Directors, a majority of the members of which committee shall constitute non-employee directors of the Company. Such committee shall review and approve all salaries in excess of $150,000, stock option grants and employment agreements.

7.3 RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares and Warrant Shares and a sufficient number of shares of Series B Preferred for issuance upon exercise of the Warrants.

7.4 ADDITIONAL PURCHASES. No Purchaser shall, without the prior written consent of the Company, purchase, receive or otherwise acquire any securities of the Company except (a) pursuant to the exercise of a Warrant or the conversion of Shares or Warrant Shares, (b) pursuant to the exercise of its rights described in Articles III or IV of the Stockholders Agreement.

7.5 TERMINATION OF COVENANTS. The covenants of the Company and the Purchasers contained in Sections 7.1 through 7.4 shall terminate and be of no further force or effect on the earlier to occur of (a) the closing of a registration statement filed by the Company under the Securities Act covering the Company's first public offering of Common Stock or (b) the date on which the Purchasers and any transferees to which they have transferred Shares in accordance with the provisions of this Agreement collectively hold less than ten percent (10%) of the Shares purchased by the Purchasers at the Closing.

8        TRANSFER OF SHARES.

8.1 RESTRICTED SHARES. "Restricted Shares" means (i) the Shares, the Warrants and the Warrant Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares or the Warrant Shares, (iii) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Stockholders Agreement, and
         (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to a registration under the Securities Act, under Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

8.2      REQUIREMENTS FOR TRANSFER.

         (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

         (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for transfer by the Purchaser to one or more of its affiliated corporations or partnerships.

8.3 TRANSFEREES. Any permitted transferee to whom Shares are transferred by a Purchaser shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a party hereto and, to the extent that such transferee will receive confidential information from the Company and to the extent that such transferee is not at such time a party to a confidentiality agreement with the Company, shall execute and deliver to the Company a confidentiality agreement in form and substance acceptable to the Company. A permitted transferee to whom rights are transferred pursuant to this Section 8 may not again transfer such rights to any other person or entity.

8.4 LEGEND. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."


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


         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

8.5 RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of a Purchaser, provide in writing to the Purchaser and to any prospective transferee of any Restricted Shares the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of a Purchaser, cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section
         8.5 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

9        MISCELLANEOUS.

9.1 SUCCESSORS AND ASSIGNS. Except as provided in Section 8 hereof, the rights granted pursuant to this Agreement may not be transferred or assigned, and any transfer in violation of the provisions of this
         Section 9.1 shall be null and void and of no force or effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

9.2 CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which it may obtain from the Company pursuant to financial statements, reports and other materials provided by the Company to the Purchaser pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; PROVIDED, HOWEVER, that the Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section or (iii) to any affiliate of the Purchaser or to a partner, shareholder or subsidiary of the Purchaser.

9.3 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, telecopy or overnight courier (by a nationally recognized carrier) or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company:         Art Technology Group, Inc.
                                    101 Huntington Avenue
                                    22nd Floor
                                    Boston, Massachusetts  02199
                                    Attention:  President,

         with a copy to             Hale and Dorr
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attention: David A. Westenberg, Esq.

         If to a Purchaser:         SOFTBANK Ventures, Inc.
                                    24-1, Nihonbashi-Hakozakicho
                                    Chuo-ku, Tokyo 103, Japan
                                    Attention: President

         with a copy to:            Sullivan & Cromwell
                                    125 Broad Street
                                    New York, NY 10004
                                    Attention:  Stephen A. Grant, Esq.

         or at such other address or addresses as may have been furnished by the parties in accordance with this Section 9.3. Notices provided in accordance with this Section 9.3 shall be deemed delivered upon personal delivery, upon receipt of a telecopy confirmation, one day after deposit with an overnight delivery service or three business days after deposit in the mail.

9.4 BROKERS. The Company and the Purchaser (i) represent and warrant to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and
         (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

9.5 LEGAL FEES. The Company shall pay the reasonable fees and expenses of legal counsel for the Purchaser in connection with the purchase and sale of the Shares and Warrants, and the negotiation of this Agreement and the other agreements and documents referred to herein, up to a maximum amount of $20,000.

9.6 ENTIRE AGREEMENT. This Agreement (including the Schedule and Exhibits hereto) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

9.7 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder(s) of a majority of the Shares. Any amendment or waiver effected in accordance with this
         Section 9.7 shall be binding upon the Purchaser and each holder of any Shares, Warrants or Warrant Shares (including shares of Common Stock into which such Shares or Warrant Shares have been converted), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

9.9 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

9.10 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its choice of law rules.

9.12 PUBLICITY. All publicity and press releases relating to the transactions contemplated by this Agreement shall be coordinated and approved by the Company, on the one hand, and the Purchaser.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ART TECHNOLOGY GROUP, INC.



By: /s/ Mahendrajeet Singh
   -------------------------
Name:   Mahendrajeet Singh
Title:  President



PURCHASER:

SOFTBANK VENTURES, INC.



By: /s/ Yoshitaka Kitao
   ------------------------
Name:   Yoshitaka Kitao
Title:  President and Chief Executive Officer








         [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

                        TERMS OF SERIES B PREFERRED STOCK

                   PREFERENCES, VOTING POWERS, QUALIFICATIONS,
                AND SPECIAL OR RELATIVE RIGHTS AND PRIVILEGES OF


                      SERIES B CONVERTIBLE PREFERRED STOCK


VOTED: That 851,064 shares of the authorized and unissued Preferred Stock of the Corporation be and hereby are hereby designated Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), having the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below:

1.       DIVIDENDS.

         (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.3525 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series B Preferred Stock, whether or not declared.

         (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock, or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, until the holders of the Series B Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1.

         (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.


                              Continuation Sheet 2A

2. LIQUIDATION, DISSOLUTION OR WINDING UP: CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.

         (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or Series A Preferred Stock, or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, by reason of their ownership thereof, an amount equal to the greater of (i) $7.05 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock and Series A Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (c) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation represent, or are exchanged for or converted into, securities that represent at least 80% by voting power of the capital stock of the resulting or surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 80% of the then outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date


                              Continuation Sheet 2B
of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series B Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock in order to assist them in determining whether to make such an election. If the holders of the Series B Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. If no notice of the election permitted by this Subsection 2(c) is given, the provisions of Subsection 4(i) shall apply.

3.       VOTING.

         (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of preferred stock, holders of Series B Preferred Stock shall vote together with the holders of Common Stock and other series of Preferred Stock as a single class.

         (b) The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing a director by holders of the Series B Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock. The rights of the holders of the Series B Preferred Stock under this


                              Continuation Sheet 2C

Subsection 3(b) shall terminate on the first date on which (i) there are issued and outstanding less than 50,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) or (ii) the outstanding shares of Series B Preferred Stock represent less than 5% of the outstanding shares of Common Stock, after giving effect to the conversion into Common Stock of all outstanding shares of convertible Preferred Stock.

         (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority senior to the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any shares of capital stock junior to or on parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock. The number of authorized shares of Series B Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 26 of Chapter 156B of the Massachusetts General Laws or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock and Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 70 of Chapter 156B of the Massachusetts General Laws.

4. OPTIONAL CONVERSION. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights")

         (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.05 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" for the Series B Preferred Stock shall initially be $7.05. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day


                              Continuation Sheet 2D
preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

         (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c)      MECHANICS OF CONVERSION.

                  (i) In order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.


                              Continuation Sheet 2E

                  (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                  (iv) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange there for and payment of any dividends accrued but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                  (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (d)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                  (i) SPECIAL DEFINITIONS. For purposes of this Subsection 4(d), the following definitions shall apply:

                           (A) "OPTION" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in Subsection 4(d)(i)(D)(IV) below.

                           (B) "ORIGINAL ISSUE DATE" shall mean the date on
which a share of Series B Preferred Stock was first issued.

                           (C) "CONVERTIBLE SECURITIES" shall mean any evidences
of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean
all shares of Common Stock issued (or, pursuant to Subsection 4(d) (iii) below, deemed to be


                              Continuation Sheet 2F
issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                    (I)     upon conversion of any Convertible
                                            Securities outstanding on the
                                            Original Issue Date, or upon
                                            exercise of any Options outstanding
                                            on the Original Issue Date;

                                    (II)    as a dividend or distribution on the
                                            Series B Preferred Stock;

                                    (III)   by reason of a dividend, stock
                                            split, split-up or other
                                            distribution on shares of Common
                                            Stock that is covered by Subsection
                                            4(e) or 4(f) below;

                                    (IV)    shares of Common Stock, and options
                                            and warrants therefor, issued or
                                            issuable to employees, directors,
                                            consultants or strategic partners of
                                            or to the Corporation, as approved
                                            by a majority of the Board of
                                            Directors; or

                                    (V)     shares issued upon exercise of the
                                            Performance Warrant (and the shares
                                            issued upon conversion of such
                                            shares) issued by the Corporation to
                                            the original holder of the Series B
                                            Preferred Stock.

                  (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4 (d) (v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 50% of the then outstanding shares of Series B Preferred Stock as to which such adjustment would apply agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without


                              Continuation Sheet 2G
regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d) (v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) No further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) If such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C) Upon the expiration or termination of any
unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                           (D) In the event of any change in the number of
shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                           (E) No readjustment pursuant to clause (B) or (D)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the


                              Continuation Sheet 2H
lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d) (iii) shall apply.

                  (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d) (iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                  (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


                              Continuation Sheet 2I

                           (A) CASH AND PROPERTY: Such consideration shall:

                                    (I)     insofar as it consists of cash, be
                                            computed at the aggregate of cash
                                            received by the Corporation,
                                            excluding amounts paid or payable
                                            for accrued interest;

                                    (II)    insofar as it consists of property
                                            other than cash, be computed at the
                                            fair market value thereof at the
                                            time of such issue, as determined in
                                            good faith by the Board of
                                            Directors; and

                                    (III)   in the event Additional Shares of
                                            Common Stock are issued together
                                            with other shares or securities or
                                            other assets of the Corporation for
                                            consideration which covers both, be
                                            the proportion of such consideration
                                            so received, computed as provided in
                                            clauses (I) and (11) above, as
                                            determined in good faith by the
                                            Board of Directors.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) MULTIPLE CLOSING DATES. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Series B Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be


                              Continuation Sheet 2J
adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

         (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series B Preferred Stock then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series B Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would


                              Continuation Sheet 2K
have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

         (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series B Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

         (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(c)), each share of Series B Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of


                              Continuation Sheet 2L

Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

         (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock subject to such adjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

         (l)      NOTICE OF RECORD DATE.  In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock


                              Continuation Sheet 2M
or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution,
subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.       MANDATORY CONVERSION.

         (a) (1) Upon the closing of the sale of shares of Common Stock, at a price of at least $15.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Preferred Stock of the Company shall be automatically reduced by the number of shares of Series B Preferred Stock, and all provisions included under the caption "Series B Preferred Stock", and all references to the Series B Preferred Stock shall be deleted and shall be of no further force or effect.

                  (2) Upon the affirmative vote of the holders of a majority of the Series B Preferred Stock, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Series B Preferred Stock of the Company shall be automatically reduced by the number of shares of Series B


                              Continuation Sheet 2N

Preferred Stock so converted, and all references to the Series B Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (3) The date of conversion specified in paragraphs (1) and (2) above shall be termed the "Mandatory Conversion Date".

         (b) All holders of record of shares of Series B Preferred Stock to be converted pursuant to this Section 5 shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of such Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series B Preferred Stock so converted shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (c) All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for


                              Continuation Sheet 2O
stockholder action) as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

6.       MANDATORY REDEMPTION

         (a) Provided that the Corporation receives notice from the holders of not less than 25% of the then-outstanding Series B Preferred Stock no later than sixty (60) days prior to one of the Mandatory Redemption Dates listed below, the Corporation will, subject to the conditions set forth in Subsection 6(b) below, redeem from each holder of shares of Series B Preferred Stock giving such notice, at a price equal to $7.05 per share, plus any dividends accrued but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the following respective portions of the number of shares of Series B Preferred Stock held by such holder (or such lesser percentage specified by such holder) on the applicable Mandatory Redemption Date:


                                                                               Portion of Shares of
                                                                             Series B Preferred Stock
                 Mandatory Redemption Date                                     That May Be Redeemed
-------------------------------------------------------       -------------------------------------------------------
December 31, 2001                                                                      25%
December 31, 2002                                                                      50%
December 31, 2003                                                                      75%
December 31, 2004 and
each December 31 thereafter                                                            100%



         (b) The Corporation shall not, on any Mandatory Redemption Date, be required to pay more than 10% of its consolidated net income, before taxes, for the immediately preceding fiscal year to redeem shares of the Series B Preferred Stock pursuant to Subsection 6(a) above. If the Corporation cannot by application of this Subsection 6(b) redeem all of the shares subject to mandatory redemption on a particular Mandatory Redemption Date, it shall redeem the maximum possible number of whole shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the Corporation were not prevented by this Subsection 6(b) from redeeming any shares.

         (c) If the funds of the Corporation legally available for redemption of Series B Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series B Preferred Stock required under this
Section 6 to be redeemed on such date, those funds which are legally available will be used to


                              Continuation Sheet 2P
redeem the maximum possible number of such shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

         (d) The Corporation shall be entitled, at its option, to credit against the number of shares of Series B Preferred Stock required to be redeemed from any holder on any Mandatory Redemption Date, (i) any shares of Series B Preferred Stock previously redeemed from such holder pursuant to Section 6 and not previously so credited, and (ii) any shares of Series B Preferred Stock previously converted by such holder into Common Stock pursuant to Section 4 and not previously so credited.

         (e) The Corporation shall provide notice of any redemption of Series B Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series B Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series B Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series B Preferred Stock specified therein (other than such shares of Series B Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption
Date). In case less than all Series B Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 6, a new certificate will be issued representing the unredeemed Series B Preferred Stock without cost to the holder thereof.

         (f) Unless there shall have been a default in payment of the Mandatory Redemption Price, no share of Series B Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.


                              Continuation Sheet 2Q

         (g) Any Series B Preferred Stock redeemed pursuant to this Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                                    EXHIBIT B

                                 FORM OF WARRANT

                           ART TECHNOLOGY GROUP, INC.


                               PERFORMANCE WARRANT


         Art Technology Group, Inc., a Massachusetts corporation (the "Company"), for value received, hereby grants SOFTBANK Ventures, Inc., a Japanese corporation (the "Holder"), a warrant (this "Warrant"), subject to the terms set forth below, to purchase the Warrant Shares (as hereinafter defined) at a purchase price of $7.05 per share (the "Purchase Price"), exercisable upon sixty (60) days prior written notice, at any time on or after February 28, 1998 and prior to the earlier of (i) the closing of the initial public offering of shares of Common Stock of the Company ("Common Stock") at a price to the public of at least $15.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) and resulting in gross proceeds to the Company of at least $10,000,000 (the "IPO") and (ii) February 28, 1999 (or, if later, the delivery to the Holder of a copy of the Company's audited financial statements for the year ending December 31, 1998). If the IPO occurs prior to February 28, 1998, this Warrant may be exercised coincident with the IPO, in which case the Warrant Shares shall consist of shares of Common Stock of the Company based on the rate at which Series B Convertible Preferred Stock of the Company ("Series B Stock") is converted into Common Stock of the Company.

         The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per Warrant Share, as determined in good faith by the Company's Board of Directors.

         1. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following respective meanings:

                  (a) The term "Revenue" shall mean all revenue, whether from the sale of products, the provision of services or other sources, recognized by the Company in accordance with generally accepted accounting practices consistently applied.

                  (b) The term "Qualifying Softbank Revenue" shall mean all Revenue recognized during the Measurement Period and attributable to the sale of products or provision of services by the Company to Softbank Entities.

                  (c) The term "Softbank Entities" shall mean the Holder, any subsidiary of the Holder and any corporation or other entity in which the Holder holds an equity interest.

                  (d) The term "Measurement Period" shall mean the period from January 1, 1997 through the close of business on the date on which the Holder notifies the Company of its exercise of this Warrant.

                  (e) The term "ATG Revenue" shall mean all Revenue other than Qualifying Softbank Revenue recognized during the Measurement Period by the Company.

                  (f) The term "Warrant Shares" shall mean 425,532 shares of Series B Stock multiplied by the ratio of the Qualifying Softbank Revenue to 50% of the ATG Revenue. The Warrant Shares shall be subject to adjustment as described herein.

         2.       EXERCISE.

                  (a) This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the Holder shall be deemed to have become the holder of record of the Warrant Shares represented by such certificates.

                  (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the
Holder:

                           (i) a certificate or certificates for the number of
full Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined as set forth herein; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

         3.       ADJUSTMENTS.

                  (a) If outstanding shares of the Series B Stock shall be subdivided into a greater number of shares or a dividend in Series B Stock shall be paid in respect of Series B Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Series B Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) If there shall occur any capital reorganization or reclassification of the Series B Stock (other than a change in par value or a subdivision or combination as provided for in Section 3 (a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, the Holder had held the number of shares of Series B Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in
Section 3(a) or 3(b) above.

         4.       INVESTMENT REPRESENTATIONS; LEGENDS.

                  (a) REPRESENTATIONS. The Holder represents, warrants and covenants that:

                           (i) The Warrant Shares purchased upon exercise of
                  this Warrant, and the shares issuable upon conversion of the Warrant Shares, shall be acquired for the Holder's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

                           (ii) The Holder has had such opportunity as it has
                  deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company.

                           (iii) The Holder is able to bear the economic risk of
                  holding shares acquired pursuant to the exercise of this Warrant for an indefinite period.

                           (iv) The Holder understands that (A) the shares
                  acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two years and even then will not be available unless a public market then exists for the Warrant Shares, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this Warrant under the Securities Act.

                           (v) The Holder agrees that, if the Company offers for
                  the first time any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Holder will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares purchased upon exercise of this Warrant for a period of 90 days after the effective date of such registration statement.

By making payment upon exercise of this Warrant, the Holder shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 4.

                  (b) LEGENDS ON STOCK CERTIFICATES. Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         5. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Warrant Shares.

         6. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the Holder. All notices and other communications from the Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office.

         7. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         8. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         9. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         10. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles.



Date of Grant:      December 23, 1996


                                         ART TECHNOLOGY GROUP, INC.


                                         By:____________________________________
                                               Mahendrajeet Singh
                                               President


                                         HOLDER

                                         SOFTBANK VENTURES, INC.

                                         By:____________________________________
                                               Yoshitaka Kitao
                                               President and Chief Executive
                                               Officer

                                    EXHIBIT C

                               DISCLOSURE SCHEDULE

Each disclosure contained in this Disclosure Schedule shall be deemed to have been made with respect to each applicable representation and warranty contained in Section 3 of the Agreement, irrespective of the section of this Disclosure
Schedule in which such disclosure appears.

3.2      CAPITALIZATION.

         A. The Company has reserved a total of 1,000,000 shares of Common Stock for issuance pursuant to the Company's 1996 Stock Option Plan (the "Plan"). Options to purchase 734,600 shares of Common Stock have been granted under the Plan. Shortly after the closing, the Company intends to grant an option to purchase 200 shares to each employee.

         B. The Company has been informed that one of its former employees intends to exercise an option to purchase 500 shares of Common Stock for a purchase price of $0.20 per share. Options to purchase an additional 3,500 shares of Common Stock held by such employee will be terminated following such exercise in connection with the cessation of such person's employment with the Company.

3.4      STOCKHOLDER LIST AND AGREEMENTS.

         A.       See Stockholder List attached hereto.

         B        Agreements.

                  1. Stock Purchase Agreement dated as of July, 1995, among the Corporation, Madanjeet Singh and B.U. Chung.
                  2. Stock Restriction Agreement dated as of December 31, 1991 between the Corporation and Mahendrajeet Singh.
                  3. Stock Restriction Agreement dated as of December 31, 1991 between the Corporation and Joseph T. Chung.

3.11     INTELLECTUAL PROPERTY.

         A.       Trademarks

                  The Company has filed applications to register its marks ATG (Serial No. 75/150643, filed August 15, 1996) and DYNAMO (Serial No. 75/722198, filed August 29, 1996).

3.12     ABSENCE OF LIABILITIES.

         A. The Company has entered into agreements for a $500,000 revolving line of credit and $500,000 in term loans with Fleet Bank. Such debts will be secured by all the assets of the Company.

         B. The Company is a party to a four-year sublease agreement (through October 31, 2000) with Sybase Inc. for office premises at 101 Huntington Ave., Boston, MA, providing for annual rent of $669,084.

         C. The Company is a party to a three year lease agreement (through October 31, 1997) with First Church of Christ Scientist for office premises at 300 Massachusetts Ave., Boston, MA, providing for annual rent of $117,468.

3.16     EMPLOYEES.

         A. The Company was unable to make its scheduled payroll payments on December 13, 1996.

                                    EXHIBIT D

                         FORM OF STOCKHOLDERS AGREEMENT

                             STOCKHOLDERS AGREEMENT


         THIS AGREEMENT, dated as of December 23, 1996, is entered into by and among Art Technology Group, Inc., a Massachusetts corporation (the "Company"), SOFTBANK Ventures, Inc., a Japanese corporation (the "Purchaser"), Mahendrajeet Singh and Joseph T. Chung (individually, a "Founder" and collectively, the "Founders"), and Madanjeet Singh and B.U. Chung (individually, a "Series A Holder" and collectively, the "Series A Holders")

                                   BACKGROUND

         WHEREAS, the Company and the Purchaser have entered into a Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Purchaser is purchasing 425,532 shares (the "Series B Shares") of Series B Convertible Preferred Stock, $.01 par value per share of the Company ("Series B Preferred Stock");

         WHEREAS, the Company wishes to grant the Purchaser certain rights with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933, as amended;

         WHEREAS, the Company wishes to grant the Purchaser certain rights of first refusal with respect to the issuance of securities of the Company; and

         WHEREAS, the Founders wish to grant each other, the Series A Holders, the Company and the Purchaser, in such order of priority, certain rights of first refusal and, alternatively, rights of co-sale with respect to the sale of capital stock of the Company by the Founders;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and the consummation of the sale and purchase of the Series B Preferred Stock pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.          DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Common Stock, $.01 per share, of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "FOUNDER SHARES" shall mean all shares of Common Stock of the Company held by the Founders, whether now owned or hereafter acquired.

         "INITIAL PUBLIC OFFERING" means the initial public offering of shares of Common Stock pursuant to a Registration Statement at a price to the public of at least $15.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) and resulting in gross proceeds to the Company of at least $10,000,000.

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, or any registration statement covering only securities to be sold for the account of stockholders of the Company other than the Purchaser).

         "REGISTRATION EXPENSES" means the expenses described in Section 4 of
Article II below.

         "REGISTRABLE SHARES" means (i) the shares of Common Stock issued or issuable upon conversion of the Series B Shares, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Purchaser pursuant to Article III of this Agreement, and (iii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (b) upon any sale in any manner to a person or entity which, by virtue of Section 2 of Article V of this Agreement, is not entitled to the rights provided by this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "SHARES" shall mean all shares of Common Stock of the Company held by the Founders, the Series A Holders and the Purchaser, whether now owned or hereafter acquired. For purposes of calculating the pro rata ownership of Shares by a Founder, a Series A Holder or the Purchaser, all shares of Preferred Stock of the Company shall be deemed to have been converted into Common Stock of the Company.

ARTICLE II.                REGISTRATION RIGHTS

         1.         REQUIRED REGISTRATIONS.

                    (a) At any time after the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, the Purchaser may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by the Purchaser and having an offering price of at least $5,000,000 (based on the then current public market price or fair value). If the Purchaser intends to distribute the Registrable Shares by means of an underwriting, the Purchaser shall so advise the Company in its request. Thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration on Form S-1 or Form S-2 (or any successor form) of all Registrable Shares which the Company has been requested to so register.

                    (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Purchaser may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $1,000,000 (based on the then current public market price). Thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Company has been requested to so register.

                    (c) The Company shall not be required to effect more than two registrations pursuant to Section 1(a) above or more than one registration during any period of twelve consecutive months pursuant to Section 1(b) above; PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering the applicable Registrable Shares shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Shares have been sold pursuant thereto. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement on Form S-1 of the Company.

                    (d) If at the time of any request to register Registrable Shares pursuant to this Section 1, the Company is engaged or has plans to engage within 90 days of the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve-month period.

         2.         INCIDENTAL REGISTRATIONS.

                    (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to the Purchaser of its intention to do so and, upon the written request of the Purchaser, given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by the Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Purchaser; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to the Purchaser.

                    (b) In connection with any registration under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; PROVIDED, HOWEVER, that no persons or entities other than the Company, the Purchaser and other persons or entities holding registration rights shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

         3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                    (a) File with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective;

                    (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

                    (c) As expeditiously as possible furnish to the Purchaser such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Purchaser; and

                    (d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Purchaser; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Shares and return all prospectuses then in their possession to the Company. The Company shall promptly provide the Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the Purchaser shall be free to resume making offers of the Registrable Shares.

         Notwithstanding the foregoing, the Purchaser shall cease making offers or sales pursuant to a Registration Statement during any period (not to exceed 90 days) in which the Company determines, by notice to the Purchaser, that it is in possession of material non-public information.

         4. ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article II, including without limitation all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses (not to exceed $10,000) of one counsel selected by the Purchaser to represent the Purchaser, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, commissions and the fees and expenses of the Purchaser's counsel (to the extent the fees and expenses of such counsel exceed $10,000).

         5.         INDEMNIFICATION AND CONTRIBUTION.

                    (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or the Exchange Act or the securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                    (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement, or arise out of or are based upon any violation by such seller of the Securities Act or the Exchange Act or the securities act of any state or any rule or regulation thereunder applicable to such seller and relating to action or inaction required of such seller in connection with any such registration, qualification or compliance; PROVIDED, HOWEVER, that the obligations of such seller of Registrable Shares shall be limited to an amount equal to the proceeds to such seller of the Registrable Shares sold in connection with such registration.

                    (c) Each party entitled to indemnification under this
Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                    (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any seller of Registrable Shares or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, in each such case, the Company and the seller of Registrable Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Company, on the one hand, and of the seller, on the other, in connection with the statements or omissions which resulted in such claim, loss, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the Company and of the seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the seller and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. Notwithstanding the foregoing, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

         6. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Article II, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         7. INFORMATION BY HOLDER. The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8. "STAND-OFF" AGREEMENT. The Purchaser, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by the Purchaser for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; PROVIDED, that:

                    (a) such agreement shall only apply to the first Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering; and

                    (b) all officers and directors of the Company enter into similar agreements.

         9. RULE 144 REQUIREMENTS. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                           (i) Comply with the requirements of Rule 144(c) under
the Securities Act with respect to current public information about the Company;

                           (ii) Use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (iii) Furnish to any holder of Registrable Shares
upon request (A) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

ARTICLE III.               RIGHTS OF FIRST REFUSAL FROM THE COMPANY

         1.         RIGHTS OF FIRST REFUSAL

                    (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange,
(i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Company Securities"), unless in each such case the Company shall have first complied with this Article
III. The Company shall deliver to the Purchaser a written notice of any proposed or intended issuance, sale or exchange of Company Securities (the "Offer"), which Offer shall (i) identify and describe the Company Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Company Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the Company Securities are to be offered, issued, sold or exchanged, and
(iv) offer to issue and sell to or exchange with the Purchaser such portion of the Company Securities as the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Series B Shares even if such conversion has not yet been effected) then held by the Purchaser bears to the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of outstanding convertible securities without the payment of additional consideration even if such conversion has not yet been effected) (the "Preemptive Amount"). The Purchaser shall have the right, for a period of 10 days following delivery of the Offer, to purchase or acquire, at the price and upon the other terms specified in the Offer, the number or amount of Company Securities described above. The Offer by its term shall remain open and irrevocable for such 10-day period.

                    (b) To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the 10-day period of the Offer, setting forth the portion of the Preemptive Amount that the Purchaser elects to purchase (the "Notice of Acceptance").

                    (c) In the event that a Notice of Acceptance is not given by the Purchaser in respect of all the Company Securities, the Company shall have 90 days from the expiration of the period set forth in Section 1(a) to issue, sell or exchange all or any part of such Company Securities as to which a Notice of Acceptance have not been given by the Purchaser (the "Refused Securities"), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                    (d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 1(c)), then the Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Company Securities specified in the Notice of Acceptance to an amount that shall be not less than the number or amount of the Company Securities that the Purchaser elected to purchase pursuant to Section 1(b), multiplied by a fraction (i) the numerator of which shall be the number or amount of Company Securities the Company actually proposes to issue, sell or exchange (including Company Securities to be issued or sold to the Purchaser pursuant to Section 1(b) prior to such reduction) and
(ii) the denominator of which shall be the amount of all Company Securities. In the event that the Purchaser so elects to reduce the number or amount of Company Securities specified in the Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Company Securities unless and until such securities have again been offered to the Purchaser in accordance with Section 1(a).

                    (e) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Company Securities specified in the Notice of Acceptance, as reduced pursuant to Section 1(d) if the Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchaser of any Company Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Company Securities reasonably satisfactory in form and substance to the Purchaser and its counsel.

                    (f) Any Company Securities not acquired by the Purchaser or other persons in accordance with Section 1 may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Article III.

         2. EXCLUDED ISSUANCES. The rights of the Purchaser under this Article III shall not apply to:

                    (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                    (b) the issuance of any shares of Common Stock upon conversion of convertible preferred stock;

                    (c) shares of Common Stock issued or issuable, or options therefor, to employees, officers or directors of, or consultants to, the Company or any subsidiary of the Company pursuant to a plan, agreement or other arrangement approved by the Board of Directors of the Company, provided that the aggregate number of such shares after the date hereof shall not exceed 1,000,000 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock);

                    (d) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity;

                    (e) shares of Common Stock sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act;

                    (f) shares of Common Stock issued by the Company, with the approval of the Board of Directors of the Company, in connection with strategic alliances, equipment lease financings;

                    (g) the Series B Shares issued by the Company pursuant to the Purchase Agreement; or

                    (h) shares issued upon exercise of the Performance Warrant issued by the Company pursuant to the Purchase Agreement.

ARTICLE IV.                RIGHTS OF FIRST REFUSAL AND CO-SALE FROM THE
FOUNDERS

         1.         RESTRICTIONS ON TRANSFER.

                    (a) Any sale or other disposition of any Founder Shares by a Founder, other than according to the terms of this Article IV, shall be void and shall not transfer any right, title or interest in or to any of such Founder Shares to the purported transferee.

                    (b) An original copy of this Agreement, duly executed by each of the parties hereto, shall be maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

                    (c) Each Founder agrees to present the certificates representing the Founder Shares presently owned or hereafter acquired by him to the Company and to cause the Company to stamp on the certificate the following legend:

                    "The sale or other disposition of any of the shares represented by this certificate is restricted by a Stockholders Agreement among the Company and certain stockholders of the Company. A copy of such agreement is available for inspection without charge at the office of the Secretary of the Company."

         2.         TRANSFERS NOT SUBJECT TO RESTRICTIONS.

                    (a) Any Founder may sell, assign or transfer Founder Shares to his spouse, children, grandchildren or parents, or to a trust established for the benefit of his spouse, children, grandchildren, parent or himself, or dispose of them under his will, without compliance with Sections 2 through 5 hereof, provided that each such transferee agrees in writing to be bound, to the same extent as the transferor, by this Article IV.

                    (b) The rights of a Buying Founder (as defined below), the Series A Holders, the Company and the Purchaser (individually, an "RFR Holder" and collectively, the "RFR Holders") under Sections 3 and 4 hereof shall not apply to any pledge of Founder Shares by a Founder which creates a mere security interest, provided the pledgee provides the RFR Holders with a written agreement to be bound hereby to the same extent as the pledging Founder.

         3. OFFER OF SALE; NOTICE OF PROPOSED SALE. If a Founder (a "Selling Founder") desires to sell, transfer or otherwise dispose of any of his Founder Shares, or of any interest in such Founder Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 2, the Selling Founder shall first deliver written notice of his desire to do so (the "Notice") to the RFR Holders. The Notice must specify: (i) the name and address of the party to which the Selling Founder proposes to sell or otherwise dispose of Founder Shares or an interest in the Founder Shares (the "Offeree"), (ii) the number of Founder Shares the Selling Founder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per Founder Share to be delivered to the Selling Founder for the proposed sale, transfer or other disposition, and (iv) all other material terms and conditions of the proposed transaction.

         4.         OPTIONS TO PURCHASE.

                    (a) For the consideration per share and on the terms and conditions specified in the Notice, and subject to Section 5, (i) the Founder other than the Selling Founder (the "Buying Founder") shall have the first option to purchase all or any part of the Offered Shares, (ii) the Series A Holders shall have the second option (on a pro rata basis according to the number of Shares owned by each Series A Holder relative to the number of Shares held by all Series A Holders) to purchase all or any part of the Offered Shares,
(iii) the Company shall have the third option to purchase all or any part of the Offered Shares and (iv) the Purchaser shall have the fourth option to purchase all or any part of the Offered Shares. Any RFR Holder wishing to exercise its option must so notify the Selling Founder and the other RFR Holders within 10 days after the Notice. In the event there are two or more RFR Holders that choose to exercise their options for a total number of Offered Shares in excess of the number available, the Offered Shares available for each such RFR Holder's option shall be allocated among such RFR Holders in accordance with the priorities set forth in the first sentence of this Section 4(a). Alternatively, each RFR Holder may within the same 10-day period notify the Selling Founder of its desire to participate in the sale of the Offered Shares on the terms set forth in the Notice and the number of Shares it desires to sell.

                    (b) In the event options to purchase have been exercised by the RFR Holders with respect to some but not all of the Offered Shares, those RFR Holders who have exercised their options within the 10-day period specified in Section 4(a) shall have an additional option, for a period of five days next succeeding the expiration of such 10-day period, to purchase all or any part of the balance of such Offered Shares on the terms set forth in the Notice, which option shall be exercised by the delivery of written notice to the Selling Founder and the other RFR Holders. In the event there are two or more RFR Holders that choose to exercise the last-mentioned option for a total number of Offered Shares in excess of the number available, the Offered Shares available for each such RFR Holder's option shall be allocated among such RFR Holders in accordance with the priorities set forth in the first sentence of Section 4(a).

                    (c) If the options to purchase the Offered Shares are exercised in full by the RFR Holders, the Selling Founder shall immediately notify all of the RFR Holders of that fact. The closing of the purchase of the Offered Shares shall take place at the offices of the Company no later than five days after the date of such notice to the RFR Holders. To the extent that the consideration proposed to be paid by the Offeree for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the RFR Holders exercising their options under this Section 4 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Founder and the RFR Holders acquiring such Offered Shares.

                    (d) Notwithstanding anything to the contrary herein, no RFR Holder shall have any right to purchase any of the Offered Shares hereunder unless the RFR Holders exercise their options to purchase all of the Offered Shares.

         5.         FAILURE TO FULLY EXERCISE OPTIONS; CO-SALE.

                    (a) If the RFR Holders do not exercise their options to purchase all of the Offered Shares within the period described in this Article IV (the "Option Period"), then all options of the RFR Holders to purchase the Offered Shares, whether exercised or not, shall terminate, but each RFR Holder which has, pursuant to Section 4(a), expressed a desire to sell Shares in the transaction (a "Participating RFR Holder"), shall be entitled to do so pursuant to this Section 5. The Selling Founder shall use his best efforts to interest the Offeree in purchasing, in addition to the Offered Shares, the Shares the Participating RFR Holders wish to sell. If the Offeree does not wish to purchase all of the shares made available by the Selling Founder and the Participating RFR Holders, then each Participating RFR Holder and the Selling Founder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the Offered Shares being sold to the Offeree, with the number of Shares to be sold by each Participating RFR Holder based on the priorities set forth in the first sentence of Section 4(a) and the allocation between the Selling Founder, on the one hand, and the Participating RFR Holders, on the other hand, to be pro rata based on number of Shares owned by the Selling Founder and such Participating RFR Holders. The transaction contemplated by the notice shall be consummated not later than five days after the expiration of the Option Period.

                    (b) If the Participating RFR Holders do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 5(a), the Selling Founder shall be entitled to sell to the Offeree, according to the terms set forth in the Notice, that number of his own Founder Shares which equals the difference between the number of Shares desired to be purchased by the Offeree and the number of Shares the Participating RFR Holders wish to sell. If the Selling Founder wishes to sell, transfer or otherwise dispose of any such Founder Shares at a price per share which differs from that set forth in the Notice, upon terms different from those previously offered to the RFR Holders, or more than five days after the expiration of the Option Period, such Founder Shares must, as a condition precedent to such transaction, first be offered to the RFR Holders on the same terms and conditions as given the Offeree, and in accordance with the procedures and time periods set forth above.

         6. PARTIAL LIQUIDITY. Notwithstanding any other provision of this
Article IV, the Purchaser recognizes that the Founders may desire to achieve some partial liquidity in the future, and the Purchaser agrees to work reasonably with the Founders to achieve this.

ARTICLE V.          GENERAL

         1. TERMINATION. All of the Company's obligations to register Registrable Shares under Article II of this Agreement shall terminate in its entirety on the tenth anniversary of the Initial Public Offering. Article III of this Agreement shall terminate upon the earlier of, and shall not apply with respect to, (i) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise, and (ii) the closing of an Initial Public Offering. Article IV of this Agreement shall terminate upon the earlier of, and shall not apply with respect to the events described in the following clauses (i) and (ii), (i) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise, (ii) the closing of an Initial Public Offering, (iii) the fifth anniversary of the date hereof and (iv) the first date on which all Series B Shares have been converted into Common Stock at the election of the holders thereof.

         2. TRANSFER OF RIGHTS. This Agreement, and the rights and obligations of the parties hereunder, may not be assigned or transferred, except that the Purchaser may assign its rights and obligations hereunder to one or more affiliates to which Registrable Shares are transferred by the Purchaser, and such transferees shall be deemed a "Purchaser" for purposes of this Agreement, provided that each such transferee agrees in writing to be bound, to the same extent as the Purchaser, by this Agreement.

         3. SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

         4. SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the other parties hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         5. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

         6. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, via facsimile or a reputable nationwide overnight courier service, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company, at Art Technology Group, Inc. 101 Huntington Avenue, Floor 22, Boston, MA 02197, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the other parties hereto, with a copy to Hale and Dorr, 60 State Street, Boston, MA 02109,
Attention: David A. Westenberg, Esquire;

         If to the Purchaser, at SOFTBANK Ventures, Inc., 24-1,
Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan, Attention: President, or at such other address as the Purchaser may have furnished in writing to the other parties hereto, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, Attention: Stephen A. Grant, Esquire; or

         If to a Founder or Series A Holder, at the respective address set forth below, or at such other address as such Founder or Series A Holder may have furnished in writing to the other parties hereto.

         Notices provided in accordance with this Section 6 shall be deemed delivered (a) on the date delivered, if delivered personally or upon confirmation of receipt by facsimile or overnight courier, or (b) five days after deposit in the mail.

         7. COMPLETE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be amended at any time by a written instrument signed by the Company and (i) in the case of amendments to Articles II or III or this
Section 7 with respect to Articles II or III, the holders of at least a majority of the Registrable Shares then outstanding, (ii) in the case of amendments to
Article IV or this Section 7 with respect to Article IV, the Founders, the Series A Holders and the holders of at least a majority of the Registrable Shares and (iii) in the case of amendments to any other provision of this Agreement, the holders of at least a majority of the Registrable Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Series B Shares even if such conversion has not yet been effected. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         8. PRONOUNS. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.

         10. CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


                                  ART TECHNOLOGY GROUP, INC.


                                  By:
                                     -------------------------------------------
                                           Mahendrajeet Singh
                                           President


                                  SOFTBANK VENTURES, INC.


                                  By:
                                     -------------------------------------------
                                           Yoshitaka Kitao
                                           President and Chief Executive Officer


                                  MAHENDRAJEET SINGH


                                  ----------------------------------------------
                                  Mahendrajeet Singh

                                  Address:          30 Claremont Park
                                                    Boston, MA 02118

                                  JOSEPH T.  CHUNG


                                  ----------------------------------------------
                                  Joseph T.  Chung

                                  Address:          144 Marlboro Street
                                                    Apartment 2
                                                    Boston, MA 02166

                                 MADANJEET SINGH


                                 -----------------------------------------------
                                 Madanjeet Singh

                                 Address:          57 Quai de Grenelle
                                                   Paris, France 75015


                                 B.U.  CHUNG


                                 -----------------------------------------------
                                 B.U.  Chung

                                 Address:          Route 7
                                                   Overlook Road
                                                   Barrington Hills, IL 60010

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                         617-526-6000 - FAX 617-526-5000








                                             December 23, 1996



SOFTBANK Ventures, Inc.
24-1, Nihonbashi-Hakozakicho
Chuo-ku, Tokyo 103, Japan

         Re:      SALE OF SERIES B CONVERTIBLE PREFERRED STOCK

Ladies/Gentlemen:

         This opinion is furnished to you pursuant to Section 5.6 of the Series B Preferred Stock Purchase Agreement dated as of December 23, 1996 (the "Purchase Agreement") between you and Art Technology Group, Inc., a Massachusetts corporation (the "Company"), in connection with the issuance and sale by the Company to you of 425,532 shares of Series B Preferred Stock (the "Shares"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         We have acted as counsel for the Company in connection with the preparation, execution and delivery of the Purchase Agreement and the transactions contemplated therein.

         In connection with this opinion, we have examined and relied upon the following:

         1.       an executed copy of the Purchase Agreement;

         2.       an executed copy of the Stockholders Agreement;

         3.       an executed copy of the Warrant;

         4. the Company's Articles of Organization, as amended (the "Articles of Organization");

         5.       the Company's By-Laws (the "By-Laws");


Washington, DC                  Boston, MA                          London, UK*

              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

SOFTBANK Ventures, Inc.
December 23, 1996
Page 2


         6. a certificate, dated December 23, 1996, of the Secretary of State of the Commonwealth of Massachusetts certifying to the legal existence and good standing of the Company in Massachusetts (the "'Good Standing Certificate");

         7. a Certificate of the Company, executed on behalf of the Company by the Treasurer of the Company, dated of even date herewith, certifying as to the filing of all tax returns and payment of all taxes by the Company (the "Tax Certificate");

         8. Certificate of the Company, executed on behalf of the Company by the Clerk of the Company, dated of even date herewith, certifying, among other things, as to (a) the Articles of Organization, (b) the By-Laws and (c) certain resolutions of the Board of Director's of the Company relating to the Purchase Agreement and the transactions contemplated thereby;

         9.       the Company's corporate minute and stock record books; and

         10. such other agreements, documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

         In our examination of the documents described above, we have assumed the genuineness of all signatures, the completeness of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, telecopied or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Company and you in the Purchase Agreement. We have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such certificates or representations and warranties.

         Any reference herein to "our knowledge," "known to us," "know" or to any matter "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the transactions contemplated by the Purchase Agreement of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our

SOFTBANK Ventures, Inc.
December 23, 1996
Page 3


representation of the Company. Without limiting the foregoing, we have not conducted a search of any computerized or electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

         For purposes of this opinion, we have assumed that the Purchase Agreement, the Stockholders Agreement and the Warrant (collectively, the "Transaction Agreements") have been duly authorized, executed and delivered by you, and that you have all requisite power and authority to effect the transactions contemplated by the Transaction Agreements. We have also assumed that the Transaction Agreements are your valid and binding obligations, enforceable against you in accordance with their respective terms. We do not render any opinion as to the application of any foreign, federal or state law or regulation to your power, authority or competence.

         Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, public policy, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iv) the enforceability of remedies for breaches which are determined by a court to be immaterial, and (v) provisions which purport to grant remedies which are wholly disproportionate to the damages suffered or expenses incurred by a party, or which provide that rights or remedies are not exclusive and are cumulative. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of such documents or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We express no opinion herein as to the enforceability of Sections 5 and 6 of Article II of the Stockholders Agreement.

         For purposes of our opinion expressed in the first sentence of paragraph 1 below, we have relied solely upon the Good Standing Certificate and the Tax Certificate, and such opinion is limited accordingly and is made as of the date of the Good Standing Certificate and the Tax Certificate. We express no opinion as to the tax good standing of the Company.

         For purposes of our opinion in paragraph 5 below, we have relied upon representations made by you in Section 4 of the Purchase Agreement, and have assumed (without any independent investigation) the accuracy of such representations.

SOFTBANK Ventures, Inc.
December 23, 1996
Page 4


         We express no opinion with respect to any securities anti-fraud laws or fraudulent transfer laws.

         We express no opinion concerning the treatment for tax purposes of the transactions contemplated by the Purchase Agreement

         We express no opinion with regard to any foreign or state securities or "Blue Sky" laws.

         We are opining herein only with respect to the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America as in our experience are normally applicable to transactions of the type contemplated by the Transaction Agreements and, with your permission, our opinions exclude the applicability and effect of (i) any foreign, city or county laws and (ii) antitrust and unfair competition laws.

         Furthermore, we express no opinion as to any filing, permit, authorization, consent or approval (i) which may be required by or otherwise applicable to the Company as a result of the involvement of you in the transactions contemplated by the Transaction Agreements because of your legal or regulatory status or because of any other facts specifically pertaining to you, or (ii) which does not have any material adverse effect on you and does not deprive you of any material benefit under the Transaction Agreements.

         For the purposes of this opinion, we have assumed that the facts and law governing the performance by the parties of their respective obligations under the Transaction Agreements will be identical to the facts and law governing such performance as of the date of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power and authority to carry on its business as, to our knowledge, it is now conducted and to own and operate its properties in connection therewith.

         2. The Shares will be, when issued and paid for in accordance with the Purchase Agreement, duly authorized, validly issued, fully paid and nonassessable. The shares issuable upon conversion of the Shares have been duly reserved for issuance upon conversion of the Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrant and, when so issued and paid for, will be duly authorized, validly issued, fully paid and

SOFTBANK Ventures, Inc.
December 23, 1996
Page 5


nonassessable. The shares issuable upon conversion of the Warrant Shares have been duly reserved for issuance upon conversion of the Warrant Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable.

         3. The Company has all requisite corporate power and authority to execute and deliver the Transaction Agreements and to perform its respective obligations thereunder. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Transaction Agreements have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (other than Sections 5 and 6 of Article II of the Stockholders Agreement, as to which we express no opinion).

         4. Except as set forth in the Transaction Agreements, neither the Company's execution and delivery of the Transaction Agreements, nor the Company's consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Articles of Organization or the By-Laws,
(ii) to our knowledge, requires on the part of the Company any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency, (iii) to our knowledge, violates any order, writ, injunction or decree specifically naming the Company or any of its properties or assets or (iv) to our knowledge, violates any statute, rule or regulation applicable to the Company.

         5. The authorized capital stock of the Company (immediately prior to the Closing) consists of 12,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 5,900,000 shares are issued and outstanding of record, and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which 130,000 shares have been designated as Series A Convertible Preferred Stock (all of which are issued and outstanding of record), 851,064 shares have been designated as Series B Preferred (none of which are issued or outstanding of record), and 18,936 shares remain available for future designation and issuance in accordance with the Articles of Organization and applicable law.

         6. Based on the representations made by you in Section 4 of the Purchase Agreement, the issuance of the Shares to you pursuant to the Purchase Agreement will be exempt from the registration provisions of Section 5 of the Securities Act of 1933, as amended.

         7. To our knowledge, there is no action, suit or proceeding, or governmental inquiry or investigation, pending against the Company.

SOFTBANK Ventures, Inc.
December 23, 1996
Page 6


         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent.

                                                  Very truly yours,



                                                  HALE AND DORR